UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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UNITED FUEL & ENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED FUEL & ENERGY CORPORATION
405 N. Marienfield, Suite 300
Midland, Texas 79701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 15, 2006

To our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of United Fuel & Energy Corporation will be held at Petroleum Club of Midland, located at 501 W. Wall, Midland, TX 79701, on Thursday, June 15, 2006 at 11:00 a.m., local time. A form of proxy and a proxy statement for the annual meeting are enclosed.

The annual meeting is being held for the following purposes:

1.	to elect three directors to serve on United Fuel’s board of directors for the ensuing year; and

2.	to transact such other business which may properly come before the annual meeting or any adjournments thereof.

The close of business on Tuesday, May 9, 2006 has been fixed by our Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the annual meeting or any adjournments thereof. For a period of at least 10 days prior to the annual meeting, a complete list of stockholders entitled to vote shall be open to the examination of any stockholder during ordinary business hours at United Fuel’s corporate headquarters and principal executive offices located at 405 N. Marienfield, Suite 300, Midland, Texas 79701.

Information concerning the matters to be acted upon at the annual meeting is set forth in the accompanying proxy statement.

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY.

By Order of the Board of Directors Bobby W. Page Secretary

Midland, Texas
May 1, 2006

TABLE OF CONTENTS

PAGE

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING	1

PROPOSAL I - ELECTION OF DIRECTORS	4

THE BOARD OF DIRECTORS	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8

EXECUTIVE OFFICERS	10

EXECUTIVE COMPENSATION	11

REPORT ON EXECUTIVE COMPENSATION	13

PERFORMANCE GRAPH	15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	16

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16

CODE OF ETHICS	16

INDEPENDENT PUBLIC ACCOUNTANTS	17

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	18

STOCKHOLDER PROPOSALS	18

OTHER BUSINESS	18

MISCELLANEOUS	18

UNITED FUEL & ENERGY CORPORATION
405 N. Marienfield, Suite 300
Midland, Texas 79701

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2006

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders, to be held at Petroleum Club of Midland, located at 501 W. Wall, Midland, TX 79701, on Thursday, June 15, 2006 at 11:00 a.m., local time or at such other time and place to which the annual meeting may be adjourned. Stockholders of record at the close of business on May 9, 2006 will be entitled to vote at the annual meeting on the basis of one vote for each share held.

This proxy statement and enclosed proxy are first being mailed to stockholders on or about May 11, 2006.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

Q:	Why am I receiving these materials?

A:
Our Board of Directors is providing these proxy materials for you in connection with the annual meeting, which will take place on June 15, 2006. The Board is soliciting proxies to be used at the annual meeting. You are also invited to attend the annual meeting and are requested to vote on the proposal described in this proxy statement.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and our most highly paid officers, and certain other required information. A proxy card and a return envelope are also enclosed.

Q:	What proposals will be voted on at the annual meeting?

A:	There is one proposal scheduled to be voted on at the annual meeting: the election of directors.

Q:	Which of my shares may I vote?

A:
All shares owned by you as of the close of business on May 9, 2006 may be voted by you. These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Holders of both our common stock and our Series A Preferred Stock are entitled to vote at the annual meeting. Every stockholder of record of our common stock will be entitled to one vote for each share of common stock standing in his name. Every stockholder of record of our Series A Preferred Stock will be entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date.

Only holders of the Series A Preferred Stock are eligible to vote for the Series A Preferred Stock director nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

STOCKHOLDER OF RECORD: If your shares are registered directly in your name with our transfer agent, Pacific Stock Transfer Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the proxy specified on the enclosed proxy card or to vote in person at the annual meeting.

BENEFICIAL OWNER: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:	How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted by you in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, United Fuel recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the annual meeting. You may request that your previously submitted proxy card not be used if you desire to vote in person when you attend the meeting. Shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Your vote is important. Accordingly, we urge you to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in “street name”, when you return your proxy card, properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card.

Q:	May I change or revoke my vote?

A:
You may change or revoke your vote at any time before we vote your proxy at the annual meeting.

Stockholders of Record: If you are a stockholder of record, you can change or revoke your vote by providing written notice of such change or revocation to United Fuel & Energy Corporation, 405 N. Marienfield, Suite 300, Midland, Texas 79701. If notice of change or revocation is not actually received prior to the meeting, a stockholder of record may nevertheless revoke a proxy by attending the annual meeting and voting in person in accordance with the rules for voting at the annual meeting.

Beneficial Owner: If you instructed your broker or nominee to vote your shares, follow your broker or nominee’s directions for changing those instructions.

Q:	What if I return my proxy card without specifying my voting choices?

A:	If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	What constitutes a quorum and how are votes counted?

A:
The presence, in person or by proxy, of the holders of a majority of the voting power of our capital stock is necessary to constitute a quorum at the annual meeting. At the annual meeting, holders of our common stock and holders of our Series A Preferred Stock as of the record date are entitled to vote. Every stockholder of record of our common stock will be entitled to one vote for each share of common stock standing in his name. Every stockholder of record of our Series A Preferred Stock will be entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible at the record date.

Only votes cast “for” a matter constitute affirmative votes. Votes “withheld” or abstaining from voting are counted for quorum purposes, but since they are not cast “for” a particular matter, they will have the same effect as negative votes or a vote “against” a particular matter. “Broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power to vote on a particular matter), if any, are counted for purposes of determining the existence of a quorum but will have no effect on the outcome of the election of directors.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of our nominees to the Board, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

On April 28, 2006, there were 13,656,202 shares of our common stock outstanding and 12,800 shares of our Series A Preferred Stock outstanding (which are convertible into approximately 8,533,333 shares of our common stock as of April 28, 2006).

Q:	What vote is required to approve the proposals?

A:
With respect to the proposal to elect three directors, the three nominees receiving the greatest number of votes will be elected, even if the votes they receive are less than a majority of shares present and entitled to vote. Abstentions are not counted towards the tabulation of votes cast for the election of directors.

Q:	What are the Board’s voting recommendations?

A:	The Board unanimously recommends that you vote your shares “FOR” each of the nominees to the Board.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2006, which we will file with the SEC.

PROPOSAL I - ELECTION OF DIRECTORS

At the annual meeting, three directors will be elected as members of the Board, to hold office until our next annual stockholder meeting or until their successors are duly elected and qualified. One of the directors will be elected by the holders of our Series A Preferred Stock, as described below. Although our management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies that are not revoked will be voted for a substitute designated by the Board or the Series A Preferred Stock holders, as applicable.

Two of the nominees for election as directors at the annual meeting, Thomas E. Kelly and, Charles McArthur, currently serve as directors of the Company and are standing for re-election.

Pursuant to our Certificate of Designation for the Series A Preferred Stock, the holders of the Series A Preferred Stock, voting together as a single class, shall have the right to elect one member of our Board of Directors. In addition, the holders of our Series A Preferred Stock have entered into a voting agreement, pursuant to which the holders have agreed to vote their shares in favor of the director nominated by Sanders Morris Harris, Inc. The initial Sanders Morris Harris nominee is Michael S. Chadwick. Only holders of the Series A Preferred Stock are eligible to vote for the Series A Preferred Stock nominee.

The nominees for membership to the Board are as follows:

Thomas E. Kelly, 51, is a member of our Board and serves as our Chairman of the Board. Mr. Kelly is responsible for our strategic vision and assists in the evaluation of acquisitions and other business development initiatives, thereby utilizing his background in the oil and gas industry and finance. Mr. Kelly graduated from Baylor University in 1977 with a B.A. degree, and has been involved in the oil and gas industry for over 20 years as an investor, principal and company officer. He is one of two founders of United Fuel Texas and was the Chief Executive Officer of United Fuel Texas from 1998 through May, 2004. Since that date, Mr. Kelly has primarily devoted his business time other than that devoted to United Fuel Texas to the organization and development of other start-up companies in the oil and gas industry.

Charles McArthur, 50, is our President, Chief Executive Offer and member of our Board. Mr. McArthur has over 28 years of experience managing high growth firms and has worked with both start-ups as well as enterprise organizations. For approximately 18 months prior to his employment with us, he was working with United Fuel & Energy as a consultant. In the start up arena, he founded Trillium Industries in 1994 and sold it in 1997. In 1999, Mr. McArthur served as President and Chief Operating Officer of the ViewSonic Corporation, a large global provider of computer display products. Under his leadership the company grew over 75% in two years. During his career, Mr. McArthur has held senior management positions at Atari, Solectron, Memorex, Capetronic, Mag Innovision and at Nokia (as a contractor). His experience includes general management, operations, sales and marketing as well as roles in corporate development and mergers and acquisitions. Mr. McArthur has a BS degree in Business Administration from California State University, Hayward.

Michael S. Chadwick, 54, is the director nomine of our Series A Preferred Stockholders. Mr. Chadwick is a Managing Director at Sanders Morris Harris and a senior member of the firm’s Corporate Finance Group in Houston functioning as a generalist. Mr. Chadwick has been active in the commercial and investment banking fields since 1975 arranging private placements and underwriting public offerings of debt and equity, advising on mergers and acquisitions, recapitalizations and management buy-outs, project financings, leveraged and single investor lease financings, performing valuations and fairness opinions and providing expert testimony. Prior to joining Sanders Morris Harris in August 1994, Mr. Chadwick was President and Principal of Chadwick, Chambers & Associates, Inc., an investment and merchant banking boutique providing traditional corporate finance services and, in select situations, sponsoring financial transactions as principal. Prior to forming CC&A in 1988, Mr. Chadwick was employed for four years as Vice President, Corporate Finance, by Lovett Mitchell Webb & Garrison, Inc. and from 1978 to 1984 was employed as Vice President, Corporate Finance, by Underwood, Neuhaus & Co., Incorporated. Both organizations at the time were Houston based independent investment banking firms. Prior to entering the investment banking field, Mr. Chadwick was a Vice President and commercial loan officer in the Metropolitan Department of a predecessor to what is now Bank of America. Mr. Chadwick holds a Master of Business Administration in Finance from Southern Methodist University, a Bachelor of Arts in Economics from the University of Texas at Austin and also attended the Wharton School of Finance at the University of Pennsylvania. Mr. Chadwick currently serves on the boards of directors of: Blue Dolphin Energy Company (OTC: BDCO), Landry’s Restaurants, Inc. (NYSE: LNY), Home Solutions of America, Inc. (AMEX: HOM) and Moody - Price, Inc.

THE BOARD OF DIRECTORS

On February 7, 2005, we acquired United Fuel & Energy Corporation, a Texas corporation (“United Fuel - Texas”) through the merger of Brands United Merger Sub, Inc., our wholly-owned subsidiary which was created specifically in order to consummate the merger, with and into United Fuel - Texas, with United Fuel - Texas being the surviving entity. Pursuant to the merger, United Fuel - Texas became our wholly owned subsidiary and the former owners of United Fuel - Texas were issued a controlling stake in our company, holding approximately 88% of our common stock. In connection with the merger, (1) the business conducted by the company prior to the merger ceased and the business of United Fuel - Texas commenced as our business, (2) our name was changed to “United Fuel & Energy Corporation” and (3) members of the management of United Fuel - Texas become our only directors and officers, with Thomas E. Kelly and Scott Heller, our former Chief Executive Officer, constituting the members of our new Board. On September 2, 2005, Mr. Heller ceased being a member of our Board and Charles McArthur was appointed to the Board.

Our business is managed under the direction of the Board of Directors and our directors are elected annually. The Board meets on a periodic basis to review significant developments affecting us and to act on matters requiring Board approval. The Board met or acted by consent five times during the 2005 fiscal year. Messrs. Kelly and McArthur participated in all Board actions during their respective tenures as directors in 2005. The Board annually elects the executive officers who serve at the discretion of the Board.

Committees of The Board of Directors

Currently, we do not have a standing audit, nominating or compensation committee. Responsibilities that may otherwise fall within the purview of one of these committees is currently conducted by our full Board of Directors. After the election of directors as described in this proxy statement, our Board will consist of three members. We intend to increase the size of our Board to up to six members in the future, as we identify potential Board members that we believe would benefit our company.

Our stock is not currently traded on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities system, therefore we are not a “listed” issuer as such term is defined in Rule 10A-3(e)(9). As such, we are not exposed to certain requirements relating to corporate governance which would otherwise be required under exchange or quotation system rules and regulations or by the SEC, including requirements relating to he independence of certain Board members and the establishment of certain committees, such as those discussed above. However, we have determined that it is in our best interest to voluntarily comply with certain corporate governance practices set forth in some of these rules and regulations and implement them as on a “best practices” approach. We therefore intend to establish and maintain an audit, compensation and nominating committee and to increase the number of independent members on our Board of Directors as soon as we believe it to be practicable.

The Audit Committee. We have not as of yet established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act, as amended. At present, since we have only three Board members, we believe that the Board is capable of handling the duties that would typically fall under the purview of an audit committee. Since we do not have an audit committee, we have no member of the audit committee that the Board has determined to be a “financial expert” nor has any current member of the Board been determined to be a financial expert. When we complete the composition of our full Board, we intend to establish an audit committee and to include as a member of the audit committee, a person who would qualify as a financial expert.

The Nominating Committee. We have not as of yet established a Nominating Committee. At present, we believe that the full Board is capable of handling the duties that would typically fall under the purview of a Nominating Committee. After we have completed the full composition of our Board, we intend to establish a Nominating Committee.

Presently, the Board makes and approves all nominations for membership to the Board of Directors.

The Board develops criteria for open Board positions by taking into consideration certain items that it deems appropriate, including among other things, the composition of the Board and the experience, skills, educational and professional background and particular expertise, such as finance, marketing or industry expertise that would best complement the current composition, the balance of management directors and independent directors, a high level of integrity and a record of accomplishment. In addition to applying these criteria, the Board will also consider whether a candidate is needed who is a “financial expert”, as defined in Item 401(h) of Regulation S-K of the Exchange Act, for potential service on the Audit Committee, and whether a candidate meets the independence requirements for the Board or for service on the Audit Committee, as such terms are defined under the listing standards of national exchanges, automated inter-dealer quotation system of a national securities system or federal securities laws, as the Board deems appropriate. Further, the Board considers whether candidates have time available to devote to Board activities and whether they will be able to work well with the Chairman and other members of the Board. Applying these criteria, the Board considers specific candidates for Board membership, including candidates whose names are submitted to us by one of our stockholders.

Once the Committee has identified a prospective nominee—whether the prospective nominee is recommended by a stockholder or otherwise—it makes an initial determination as to whether to conduct a full evaluation, taking into account the information provided to the Board with the recommendation of the candidate as well as the Board’s own knowledge, supplemented as appropriate by inquiries to third parties. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Board has established. If the Board determines that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience. The Board then evaluates the prospective nominee against the specific criteria that it has established for the position. If the Board decides, on the basis of its preliminary review, to proceed with further consideration, members of the Board interview the nominee. After completing this evaluation and interview, the Board makes a final determination on whether to nominate or appoint the nominee.

Stockholders who wish to recommend a director nominee should make the request in writing and sent the recommendation, along with background information, such as a personal biography of the proposed nominee, a description of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected, to: The Board of Directors, c/o Corporate Secretary, United Fuel & Energy Corporation, 405 N. Marienfield, Suite 300, Midland, Texas 79701. Stockholders who themselves wish to nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the requirements detailed under the heading “Stockholder Proposals” below.

The Compensation Committee. We have not as of yet established a Compensation Committee. At present, we believe that the full Board is capable of handling the duties that would typically fall under the purview of a Compensation Committee. After we have completed the full composition of our Board, we intend to establish a Compensation Committee.

The basis on which the Board determines executive compensation is more specifically described below under the heading “Report on Executive Compensation.”

Stockholder Communications with the Board

Stockholders may send correspondence to the Board as a group, or to an individual director, at the following address:

Board of Directors
Attn: Corporate Secretary
United Fuel & Energy Corporation
405 N. Marienfield, Suite 300
Midland, Texas 79701

Stockholders should clearly specify the name of the individual director or group of directors to whom their communication is addressed. Stockholder communications sent by mail will be promptly forwarded by our corporate Secretary to the specified director addressee or to the Board Chair if such communication is addressed to the full Board. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2006 annual meeting of stockholders should follow the procedures specified under the heading “Stockholder Proposals” below.

The Board of Directors currently does not have a formal policy with regard to director attendance at our annual stockholder meetings. However, the annual meeting of the Board of Directors is typically scheduled on the same date as the annual meeting of stockholders in order to accommodate director attendance at both meetings.

Compensation of Directors

Our Board currently consists of Thomas E. Kelly and Charles McArthur, both of whom are our executive officers. We do not pay any compensation to our Board members for the role as Board members, but reimburse expenses that are associated with their role as directors. However, once we have established our full Board composition, which we expect to include independent Board members, we will establish a policy for Board compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information concerning the beneficial ownership of our common stock for each member of our Board of Directors, each of our executive officers not listed as a director, the directors and executive officers as a group and each person known to us to own beneficially more than 5% of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 13,656,202 shares of our common stock outstanding at April 28, 2006.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o United Fuel & Energy Corporation, 405 N. Marienfield, 3rd Floor, Midland, Texas 79701.

Name
	Number of Shares (1)	Percentage
Directors and Executive Officers:
Thomas E. Kelly	7,035,000	51.5%
Charles McArthur	600,733 (2)	4.4%
Bobby W. Page	100,000 (3)	*
Lawrence L Merworth	-	-
Michael Blake Foy	5,555 (4)	*

Other 5% Holders:
Falcon Seaboard	9,635,733 (5)	61.1%
Penninsula Fund	2,000,000 (6)	13.3%
Alta Partners Discount Convertible Arbitrage Holdings Ltd.	1,833,334 (7)	12.8%
Belridge Advisors	1,333,333 (8)	8.9%
JVL Global Energy (QP), L.P.	1,066,666 (9)	7.5%

All executive officers and directors as a group (5 persons)	7,741,288 (10)	55.7%

# - All share amounts are rounded to the nearest whole share.

* - Indicates less than 1% beneficially owned.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each stockholder has sole or shared voting power or investment power and also any shares, which the stockholder has the right to acquire within 60 days.

(2)	Includes the right to acquire beneficial ownership of 125,000 shares of common stock through the exercise within 60 days of an option granted under our option plan.

(3)	Includes the right to acquire beneficial ownership of 100,000 shares of common stock through the exercise within 60 days of an option granted under our option plan.

(4)	Includes the right to acquire beneficial ownership of 5,555 shares of common stock through the exercise within 60 days of an option granted under our option plan.

(5)
Includes the right to acquire beneficial ownership of 2,000,000 shares of common stock through the conversion of its Series A Preferred Stock holdings. Also includes 7,035,000 shares of common stock beneficially held by Thomas E. Kelly and 600,733 shares of common stock beneficially held by Charles McArthur, as Messrs. Kelly and McArthur have entered into a Voting Agreement with Falcon Seaboard, pursuant to which they have agreed to vote (or cause to be voted) all of their shares (and any and all securities issued or issuable in respect thereof) in favor of electing one member designated by Falcon Seaboard to the UFE board of directors and against (or to otherwise withhold votes from) any nominees for election to the UFE board of directors to whom Falcon Seaboard has notified them that it reasonably objects. The address for Falcon Seaboard is 109 North Post Oak Lane, Suite 540, Houston, TX 77024 (as set forth in subscription documents).

(6)
Includes the right to acquire beneficial ownership of 1,333,333 shares of common stock through the conversion of its Series A Preferred Stock holdings. The address for the Penninsula Fund is 236 Pine Street, Suite 1818, San Francisco, CA 94105 (as set forth in subscription documents).

(7)
Includes the right to acquire beneficial ownership of 666,667 shares of common stock through the exercise within 60 days of a warrant. The address for Alta Partners Discount Arbitrage Holdings Ltd. is c/o Olympia Capital International Inc., Williams House 20 Reid Street, Fourth Floor, Hamilton HM11 Bermuda (as set forth in subscription documents).

(8)
Includes the right to acquire beneficial ownership of 1,333,333 shares of common stock through the conversion of its Series A Preferred Stock holdings. The address for Belridge Advisors is 235 Pine Street, Suite 1818San Francisco, CA 94104 (as set forth in subscription documents).

(9)
Includes the right to acquire beneficial ownership of 640,000 shares of common stock through the conversion of its Series A Preferred Stock holdings. The address for JVL Global Energy (QP), L.P. is 10000 Memorial Drive, Suite 550, Houston TX 77024 (as set forth in subscription documents).

(10)	Includes 230,555 shares of common stock through the exercise within 60 days of options granted under our option plan.

EXECUTIVE OFFICERS

Our executive officers as of the date of this proxy statement are identified below.

Name	Age	Positions with the Company
Thomas E. Kelly	51	Chairman of the Board
Charles McArthur	50	Chief Executive Officer & President
Bobby W. Page	63	Vice-President and Chief Financial Officer
Lawrence L. Merworth	38	Vice-President - Operations
Michael Blake Foy	41	Vice-President - Sales and Marketing

Thomas E. Kelly is our Chairman of the Board. See “PROPOSAL I - ELECTION OF DIRECTORS” for a full biography of Mr. Kelly.

Charles McArthur is our President, Chief Executive Offer and member of our Board. See “PROPOSAL I - ELECTION OF DIRECTORS” for a full biography of Mr. McArthur.

Bobby W. Page is our Vice President and the Chief Financial Officer and Secretary. Mr. Page was employed with MGF Oil Corporation from 1967 until 1988, ultimately serving as Executive Vice President, Chief Financial Officer and a member of the Board of Directors. Mr. Page was a self-employed financial consultant from 1988 to 1990, when he joined Alta Energy Corporation as Executive Vice President and Chief Financial Officer. From July 1993 until 1996, Mr. Page served as Vice President and Chief Financial Officer of Metretek Technologies, Inc. Mr. Page served as Vice President and Chief Financial Officer of Costilla Energy, Inc. from 1996 until 2000, and served as liquidating trustee of Costilla from 2000 until 2002. Mr. Page was Vice President and Chief Financial Officer of Total Electrical Service and Supply Co, Inc. from 2002 until 2004, when he joined the Company. Mr. Page graduated from the University of Oklahoma with a B.B.A. degree in accounting.

Lawrence L. Merworth,, was appointed our Vice-President - Operations effective April 25, 2006. Mr. Merworth was employed with Compressor Systems, Inc. from 2002 to 2005, ultimately serving as the Permian Basin Business Unit Manager. From 1997 to 2002, Mr. Merworth served as a director in the Health, Safety and Environmental department and had a key role in business development with Woods Group ESP, Inc. Mr. Merworth graduated from Sul Ross State University in 1995 with a BS in Natural Resource Management.

Michael Blake Foy, was appointed as our Vice-President - Sales and Marketing effective April 25, 2006. Mr. Foy was employed with Texaco Inc. and served in the Texaco Gas Plants operations department from 1991 to 2000, ultimately serving as Permian Basin Equipment and Lubrication Reliability Engineer for Texaco Gas Processing Plants. From 2000 to 2004, Mr. Foy served as Territory Sales Manager for the Rocky Mountain Division with National Account and Lubrication Technical Training responsibilities for one of Equilon’s largest Industrial Accounts, as well as a company liaison for the Oil and Gas Industry customer base for Equilon Lubricants Company, a joint venture company between Texaco Inc. and Shell Oil Co. Mr. Foy joined Eddins-Walcher Company in 2004, ultimately serving as Vice President - Sales & Marketing, effective November 11, 2004. Mr. Foy graduated from the University of Texas Permian Basin in 1988 with a BBA in Marketing.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid all individuals serving as our Chief Executive Officer in 2005 and the four other most highly paid executive officers (which we refer to in this proxy statement as the “named executive officers”) for services rendered in all capacities for the years ended December 31, 2005, 2004 and 2003.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards	Securities Underlying Options/SARs	Payouts LTIP payouts	All Other Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Thomas E. Kelly (1)	2005	$175,911	$5,000			-
Chairman of the Board	2004	$124,554				-
	2003	$89,554				-

Charles K. McArthur (2)	2005	$112,500	$33,038	$243		500,000
President and Chief Executive Officer	2004	N/A
	2003	N/A

Scott Heller(3)	2005	$133,333	$32,924		$192,500	150,000		$85,897
President and Chief Executive Officer	2004	$195,984	$26,500		$192,500	-
	2003	$174,271	$36,000			-

Ian Valentine (4)	2005	-
Chief Executive Officer	2004	-
	2003	-

Bobby W. Page (5)	2005	$166,667	$28,500			300,000
Vice President & Chief Financial Officer	2004	$100,000
	2003	N/A

Sidney E. Keith - COO (6)	2005	$107,000	$27,500	$3,114		20,000
Vice President and Chief Operating Officer	2004	$88,000	$2,500	$1,702		110,000
	2003	$85,000	$6,000	$1,046		-

(1)	Compensation paid prior to February 7, 2005 was paid by United Fuel - Texas prior to its merger with the registrant.
(2)	Mr. McArthur became President and Chief Executive Officer on August 22, 2005.
(3)
Mr. Heller ceased to be President and Chief Executive Officer effective August 31, 2005. The amount included under All Other Compensation relates to Mr. Heller's leaving the company. Compensation paid prior to February 7, 2005 was paid by United Fuel - Texas prior to its merger with the registrant.

(4)	Mr. Valentine ceased to be Chief Executive Officer on February 7, 2005 at the consummation of the merger with United Fuel - Texas.
(5)	Mr. Page became Vic President and Chief Financial Officer on May 1, 2004. Compensation paid prior to February 7, 2005 was paid by United Fuel - Texas prior to its merger with the registrant.
(6)
Mr. Keith ceased to be Vice President and Chief Operating Officer effective January 16, 2006 Compensation paid prior to February 7, 2005 was paid by United Fuel - Texas prior to its merger with the registrant.

Option Grants During the 2005 Fiscal Year

The following table discloses information on our common stock options granted during the 2005 fiscal year to the named executive officers.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of total Options Granted to Employees In Fiscal Year	Exercise of Base Price ($/share)	Market Price on Grant Date	Expiration Date	5%	10%	0%
Thomas E. Kelly	-	-	-	-	-	-	-	-
Scott Heller	150,000	14.45%	$2.75	-	2/7/2015	$672,000	$1,069,500
Chuck McArthur	59,172	5.70%	$1.69	-	9/19/2015	$162,723	$259,173
Chuck McArthur	440,828	42.47%	$1.47	$1.69	9/19/2015	$1,053,579	$1,679,555	$744,999
Bobby W. Page	300,000	28.90%	$2.75	-	2/7/2015	$1,344,000	$2,139,000
Sidney Keith	20,000	1.93%	$2.00	-	2/1/2015	$65,200	$103,800

Options Exercised During the 2005 Fiscal Year and Fiscal Year End Option Values

	Shares		Number of Securities Underlying Unexercised Options at December 31, 2005 (1)		Value of Unexercised In-the-Money Options at December 31, 2005 (2)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas E. Kelly	-	-	-	-	-	-
Scott Heller	-	-	150,000	-	-	-
Chuck McArthur	-	-	125,000	375,000	$44,246	$132,737
Bobby Page	-	-	-	300,000	-	-
Sidney Keith	-	-	36,667	93,333	-	-

(1)	The total number of unexercised options held as of December 31, 2005, separated between those options that were exercisable and those options that were not exercisable.
(2)	Calculated by subtracting the actual option exercise price from the market price at December 31, 2005 and multiplying the difference by the number of shares in each category.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,242,732	$2.31	257,268
Equity compensation plans not approved by security holders	-	-	-
Total	1,242,732	$2.31	257,268

Management Employment Agreements

McArthur Agreement

We have an employment agreement with Mr. McArthur dated as of September 2, 2005. Pursuant to the agreement, Mr. McArthur is to serve as President and Chief Executive Officer for an initial two year term. At the end of the initial term, the agreement automatically renews for successive one-year periods unless either party gives notice of termination. Mr. McArthur’s annual base salary is $300,000 per annum. Mr. McArthur is also eligible to receive the same pension and employee benefits that are generally available to our other employees. In addition to such benefits, Mr. McArthur receives a car allowance of $1,000 per month for expenses incurred in operating a vehicle for business travel and other purposes related to his duties. Mr. McArthur also receives reimbursement for reasonable and necessary travel, entertainment, promotional, and other business expenses. Pursuant to the terms of the agreement, on September 19, 2005, Mr. McArthur was granted a non-statutory stock option to purchase up to 440,828 shares of our common stock at an exercise price of $1.47 per share and an incentive stock option to purchase up to 59,172 shares of our common stock at an exercise price of $1.67 per share. The options become exercisable as follows: 25% immediately vested on the date of grant, 25% shall vest on the first anniversary of the date of grant, and the remaining 50% shall vest on the second anniversary of the date of grant. Finally, Mr. McArthur received a $50,000 signing bonus and is eligible to receive up to 100% of his base salary upon achievement of certain business management objectives set forth in his employment agreement.

Page Agreement

We have an employment agreement with Bobby Page dated as of May 1, 2004. Pursuant to this agreement, Mr. Page is to serve as our Vice President, Chief Financial Officer and Secretary for an initial three-year term. At the end of the initial term, the agreement automatically renews for successive one-year periods unless either party gives notice of termination. Mr. Page’s initial base salary was $150,000 per year, and increased to $175,000 per year on May 1, 2005. Mr. Page received a bonus of $25,000 on April 29, 2005. Mr. Page has also received an option to purchase 300,000 shares of our common stock with an exercise price of $2.75. Mr. Page is also entitled to receive other benefits we make generally available to similarly situated employees. If Mr. Page’s employment is terminated without cause, he is entitled to receive his base salary for the greater of the remainder of the contract term or one year. Following the termination of his employment for any reason, Mr. Page is subject to a one-year non-competition covenant. If we terminate Mr. Page’s employment as the result of a change in control as defined in the agreement, he is entitled to receive his base salary for the greater of the remainder of the contract term or one year, in each case payable in a lump sum, and all of his options will automatically vest and become exercisable.

Heller Agreement

On August 8, 2005, we entered into an agreement with Scott Heller, our former President and Chief Executive Officer, relating to his separation from the company. Pursuant to the agreement, Mr. Heller resigned from his positions with us, effective August 31, 2005. We agreed to continue Mr. Heller’s base salary for a period of six months, to continue to provide health benefits for Mr. Heller and his dependents for one year and for all of our options held by Mr. Heller to be fully vested as of the effective date of the agreement. Mr. Heller agreed to a one year noncompete and nonsolicitation period and released us from any claims.

REPORT ON EXECUTIVE COMPENSATION

The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other United Fuel filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that United Fuel specifically incorporates this Report or the performance graphs by reference therein.

The Board has furnished the following report on executive compensation for the fiscal year 2005.

The Company’s executive compensation program is designed to attract and retain talented managers and to motivate such managers to increase profitability and stockholder value over time.  Executive officers’ compensation consists of base salary and benefits and may include incentives in the form of annual cash bonuses and stock options.

In determining the base salary for the Chief Executive Officer, the Board considers individual performance, as well as salaries paid by comparable companies as measured by market capitalization.  Annual cash bonuses are typically tied to performance targets approved by the Board.  Bonuses may also be awarded at the Board’s discretion for special individual contributions to the success of the Company.  In determining compensation for other officers, the Board considers the recommendations of the Chief Executive Officer, plus the same criteria that it uses in setting the Chief Executive Officer’s salary.

During 2005, we maintained a bonus program for executive officers and certain other employees. Awards were granted at the discretion of the Board, based on criteria relating to the successful execution of our business plan and results of operations, among other things.

The Board believes the base salaries and cash bonuses of its executive officers are set at the levels of comparable companies as measured by market capitalization.

Employees, including executive officers and non-employees of the Company or its affiliates who are designated by the Board, are eligible to receive grants of stock options from the Company.  Options granted generally have an exercise price equal to the market value of the common stock on the date of grant, generally become exercisable in equal annual installments over 2-3 years after the date of grant, and are contingent upon the optionee’s continued employment with the Company.  The number of options granted to an individual varies according to his or her individual contribution to the success of the Company.  During 2005, the Board granted the Chief Executive Officer an option to purchase 500,000 shares of common stock. The Board intends to make future grants as necessary to focus key personnel on increasing profitability and stockholder value.

United Fuel intends that amounts paid pursuant to United Fuel’s compensation plans generally will be deductible compensation expenses. The Board does not currently anticipate that the amount of compensation paid to executives will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code, as amended.

Members of the Board of Directors
Thomas E. Kelly
Charles McArthur

PERFORMANCE GRAPH

The following performance chart and table compares the cumulative total stockholder return for our common stock with the Russell 2000 Stock Index and a market cap weighted peer group index for the period from December 31, 2001 to December 31, 2005(1), assuming an initial investment of $100 and the reinvestment of all dividends, if any. The peer group is composed of: TransMontaigne Inc., Able Energy Inc., Quality Distribution Inc., Star Gas Partners LP, and Streicher Mobile Fueling Inc.

	Peer Group	Russell 2000 Index	United Fuel & Energy Corp.
12/31/01	$100	$100	$100
12/31/02	$89	$78	$100
12/31/03	$118	$114	$100
12/31/04	$55	$133	$100
12/31/05	$44	$138	$18,500

The following performance chart compares the cumulative total stockholder return for our common stock with the Russell 2000 Stock Index and a market cap weighted peer group index for the period from February 7, 2005(2), when we consummated a reverse merger with United Fuel - Texas, to December 31, 2005, assuming an initial investment of $100 and the reinvestment of all dividends, if any. The peer group is composed of: TransMontaigne Inc., Able Energy Inc., Quality Distribution Inc., Star Gas Partners LP, and Streicher Mobile Fueling Inc.

(1)
We originally registered our common stock on a Form 10-SB, filed with the Commission on March 21, 2001 under the name USA Dealers Auction.com, Inc. Due to two reverse stock splits prior to the consummation of the merger with United Fuel - Texas on February 7, 2005 along with the 1 for 40 reverse stock split which occurred just prior to the merger with United Fuel - Texas, the stock prices prior to the merger were effectively less than $0.01. Since the computation of such data would have little utility to investors, we assumed a constant price $0.01 for these years. On February 7, 2005, upon consummation of the merger, United Fuel - Texas became our wholly owned subsidiary. Pursuant to the merger, the former stockholders of United Fuel - Texas became controlling shareholders of our company, owning approximately 88% of our stock. On January 31, 2005, in preparation for the merger, we changed our name from “Brands Shopping Network, Inc.” to “United Fuel & Energy Corporation” and effected the 1 for 40 reverse stock split, which reduced the existing outstanding stock prior to the merger from 9,178,294 shares to 229,457 shares. Additionally, we had a 1 for 4 reverse stock split in 2002 and a 1 for 8 reverse stock split in 2001.

(2)
We are using the period from February 7, 2005 to December 31, 2005 for this graphic comparison in order to provide meaningful disclosure that reflects a comparison with our peer group since the point in time that we actually commenced our new business, and in order to provide performance review that is applicable to our business as it exists today.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the fiscal year ended December 31, 2005, we incurred related party lease expense of $132,100 for a long-term operating lease of real property and month-to-month operating leases of equipment paid to Thomas E. Kelly, our Chairman of the Board and principal stockholder.

We rent planes from one company owned 100% and another company owned 50% by Mr. Kelly. Rental payments to these companies totaled $82,000 for the fiscal year ended December 31, 2005. At December 31, 2005, we had a prepaid credit of $26,000 to be used against future expenses with these companies resulting from our paying certain repair and maintenance expenses on planes during 2004.

Beginning in 2004, we began purchasing electricity from a company owned 15% by Mr. Kelly. Electricity payments to this company totaled $160,800 for the fiscal year ended December 31, 2005.

In July 2004 we entered into a Restricted Stock Agreement with Scott Heller, our former Chief Executive Officer and President whereby he was issued 865,000 shares of our common stock, representing 10% of our then outstanding common stock.. The shares vested 50% at date of issuance, 25% in January 2005 and the remaining 25% in July 2005. The value of the 25% January 2005 and the 25% July 2005 vesting ($193,000) of this non-cash stock award has been included in our general and administrative expense in 2005.

In 2005, we engaged Newport Capital, a financial advisory group, for services relating to our reverse merger, capital raises and merger and acquisition activities, for which we paid Newport approximately $285,097 (including reimbursement of expenses). During 2005, Newport engaged the services of McArthur Consulting LLC, a company owned by Charles McArthur, to provide some of these services for us and paid approximately $69,500 to McArthur Consulting for such services. In addition, we directly engaged McArthur Consulting in 2005 to provide consulting services, for which we paid $50,000 plus expenses. The engagement of McArthur Consulting for these services occurred prior to our hiring of Mr. McArthur as our Chief Executive Officer and President.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We have not as of yet established a compensation committee. All compensation decisions are currently determined by our Board of Directors. During the 2005, our Board members, Chuck McArthur, our Chief Executive Officer and President and Thomas E. Kelly, our Chairman of the Board, participated in deliberations concerning executive officer compensation. Scott Heller, a former Board member and our former Chief Executive Officer, participated in deliberations concerning executive officer compensation until his role as a director and executive officer ceased.

None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of an entity of which an executive officer served as a member of our compensation committee or as one of our directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on reports and other information submitted by executive officers and directors, we believe that during the year ended December 31, 2005 each of our executive officers, directors and persons who own more than ten percent of our common stock filed all reports required by Section 16(a), except for two late filings on Form 4 by Thomas E. Kelly, our Chairman of the Board, relating to the private sales of 500,000 and 250,000 shares of our common stock.

CODE OF ETHICS

On February 10, 2004 our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. Our Code of Business Conduct and Ethics was filed with the SEC on our Form 10KSB/A of November 11, 2004. Upon request, we will provide to any person, without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests maybe made in writing and sent to: United Fuel & Energy Corporation, 405 N. Marienfield, Suite 300Midland, Texas 79701, Attn: Corporate Secretary.

INDEPENDENT PUBLIC ACCOUNTANTS

We engaged our current Principal Accountant, Johnson Miller & Co., effective May 2, 2005. Johnson Miller replaced our former auditors Beckstead & Watts LLP. During the fiscal years ended December 31, 2005 and December 31, 2004, fees for services provided by Johnson Miller and Beckstead & Watts were as follows:

	December 31,
	2005	2004

Audit Fees
Johnson Miller & Co.	$157,585	N/A
Beckstead & Watts LLP	$7,500	$15,800

Total

Audit Related Fees
Johnson Miller & Co.	$101,498	N/A
Beckstead & Watts LLP	-	-
Tax Fees
Johnson Miller & Co.	$16,936	N/A
Beckstead & Watts LLP	-	-
All Other Fees	-	-
Total Fees for Services by Accounting firm
Johnson Miller & Co.	$276,019	N/A
Beckstead & Watts LLP	$7,500

Total Fees for Services	$283,519	$15,800

Audit Fees: Consists of fees billed for professional services rendered for the audit of our consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the our consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, auditing work on completed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

It is expected that a representative of Johnson Miller & Co. will be present at the annual meeting with an opportunity to make a statement if such representative so desires, and will be able to respond to appropriate questions by stockholders. The appointment of independent public accountants for the 2006 fiscal year will be made by our Board of Directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Subsequent to our merger with United Fuel - Texas, which was effective on February 7, 2005, our new management team notified Beckstead & Watts LLP that it would be replaced as our auditors effective as of March 1, 2005. This action was approved by our Board of Directors. Beckstead & Watts had served as our independent auditors for the fiscal years ended December 31, 2004 and December 30, 2003 while we had operated under the name “Brands Shopping Network, Inc.” and prior to our acquisition of the United Fuel - Texas business. Beckstead & Watts’ report on our consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except as follows: In a report dated January 28, 2005 and March 30, 2004 for financial statements for our fiscal year ended December 31, 2004 and December 31, 2003, respectively, Beckstead & Watts indicated that: “The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During our former fiscal years ended December 31, 2004 and December 31, 2003 and until Beckstead & Watts’ termination, there were no disagreements with Beckstead within the meaning of item 304 of regulation S-K or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused Beckstead & Watts to make reference to the subject matter of the disagreements in connection with its reports. Additionally, during our former fiscal years ended December 31, 2004 and December 31, 2003, until Beckstead & Watts’ termination, there were no “reportable events” (as such term is defined in item 304(a)(1)(v) of regulation S-K).

On May 2, 2005, we engaged Johnson, Miller & Co. as our independent accountants to audit our consolidated balance sheet as of December 31, 2005 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The Board of Directors approved the appointment of Johnson, Miller & Co. as its outside independent accounting firm. During our two most recent fiscal years and any subsequent interim period prior to the engagement of Johnson, Miller & Co., neither we nor anyone on the our behalf consulted with Johnson, Miller & Co., regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.”

STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings of the stockholders by following the procedures prescribed in SEC Rule 14a-8. For such proposals to be considered for inclusion in the proxy materials relating to the 2006 annual meeting of stockholders, we must receive such proposals no later than January 11, 2007. All proposals should be directed to United Fuel & Energy Corporation, 405 N. Marienfield, Suite 300, Midland, Texas 79701, Attn: Corporate Secretary.

OTHER BUSINESS

The Board knows of no matter other than those described herein that will be presented for consideration at the annual meeting. Should any other matters properly come before the annual meeting or any adjournment thereof, however, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment and in United Fuel’s best interest.

MISCELLANEOUS

The cost of soliciting proxies will be borne by us. Following the original mailing of the proxy soliciting material, our regular employees may solicit proxies by mail, telephone, facsimile, e-mail and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties. We expect to reimburse such parties for their charges and expenses connected therewith.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to United Fuel & Energy Corporation, , 405 N. Marienfield, Suite 300, Midland, Texas 79701, Attn: Corporate Secretary.

A paper copy of the Form 10-K filed with the SEC on April 3, 2006, is available without charge to shareholders upon written request to United Fuel & Energy Corporation, , 405 N. Marienfield, Suite 300, Midland, Texas 79701.

This document is dated May 1, 2006 and is first being mailed to shareholders on or about May 11, 2006.

Bobby W. Page Secretary

	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope		☒ Votes MUST be indicated (x) in Black or Blue ink.
1.	ELECTION OF DIRECTORS
	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	To change your address, please mark this box.	☐
	Nominees:	Thomas E. Kelly Charles McArthur					To include any comments, please mark this box.	☐
1-PS.	ELECTION OF DIRECTORS (SERIES A PREFERRED STOCK HOLDERS ONLY)
	FOR the nominee listed below	☐	WITHHOLD AUTHORITY to vote for the nominee listed below	☐	*EXCEPTIONS	☐	To change your address, please mark this box.	☐
	Nominee:	Michael S. Chadwick					To include any comments, please mark this box.	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

UNITED FUEL & ENERGY CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS—JUNE 15, 2006
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned stockholder of UNITED FUEL & ENERGY CORPORATION, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2006 and hereby appoints Bobby W. Page and Charles McArthur as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of United Fuel & Energy Corporation to be held June 15, 2006 at 11:00 a.m., local time, at the Petroleum Club of Midland, located at 501 W. Wall, Midland, TX 79701, and at any adjournment or adjournments thereof, and to vote all shares of voting stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof and, in his discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of all listed directors, and as said proxy deems advisable on such other matters as may come before the meeting.

(Continued, and to be signed and dated, on the reverse side.)

UNITED FUEL & ENERGY CORPORATION c/o Pacific Stock Transfer 500 E. Warm Springs Road, Suite 240 Las Vegas NV 89119